


                                                                        EXHIBIT 11
                MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                                Three Months       Three Months      Six Months       Six Months
                                                                   Ended              Ended            Ended             Ended
                                                                March 31, 1996    March 31, 1997   March 31, 1996  March 31, 1997
                                                                --------------    --------------   --------------  --------------
                                                                                    (in thousands, except per share data)

Income before extraordinary item ............................   $       20,069    $       11,892   $       29,817  $       19,033
                                                                ==============    ==============   ==============  ==============
Weighted average number of common shares
     outstanding:
         Common shares outstanding ..........................           31,247            28,726           29,612          28,657
         Stock Options and Rights ...........................              615                --              468              --
         Warrants ...........................................               20                --               19              --
                                                                --------------    --------------   --------------   -------------
                                                                        31,882            28,726           30,099          28,657
                                                                ==============    ==============   ==============   =============

     Primary income per share before extraordinary item .....   $         0.63    $         0.41   $         0.99   $        0.66
                                                                ==============    ==============   ==============   =============

Net income ..................................................   $       20,069    $       11,892   $       29,817   $      16,083
                                                                ==============    ==============   ==============   =============
Weighted average number of common shares outstanding ........           31,882            28,726           30,099          28,657
                                                                ==============    ==============   ==============   =============
     Primary income per share ...............................   $         0.63    $         0.41   $         0.99   $        0.56
                                                                ==============    ==============   ==============   =============


Income before extraordinary item ............................   $      20,069    $        11,892   $       29,817   $      19,033
Adjustments for the assumed conversion of the
     Exchange Option:
         Minority interest ..................................             811                 --            1,082              --
         Amortization .......................................            (276)                --             (341)             --
                                                                -------------    ---------------   --------------   -------------
     Adjusted  income before extraordinary item .............   $      20,604    $        11,892   $       30,558   $      19,033
                                                                =============    ===============   ==============   =============

Weighted average number of common shares
     outstanding:
         Common shares outstanding ..........................         31,247              28,726           29,612         28,657
         Stock Options and Rights ...........................            616                  --              505             --
         Warrants ...........................................             20                  --               20             --
         Assumed conversion of the Exchange Option ..........          2,832                  --            1,714             --
                                                                ------------     ---------------   --------------   ------------
                                                                      34,715              28,726           31,851         28,657
                                                                ============     ===============   ==============   ============

     Fully diluted income per share before extraordinary item   $       0.59     $          0.41   $         0.96   $       0.66
                                                                ============     ===============   ==============   ============

Adjusted net income .........................................   $     20,604     $        11,892   $       30,558   $     16,083
                                                                ============     ===============   ==============   ============
Weighted average number of common shares outstanding ........   $     34,715     $        28,726           31,851         28,657
                                                                ============     ===============   ==============   ============
     Fully diluted income per share .........................   $       0.59     $          0.41   $         0.96   $       0.56
                                                                ============     ===============   ==============   ============

Note: Common stock equivalents(stock options,rights and warrants) were less than three percent dilutive for the three months the six months ended March 31, 1997. Accordingly, they are not presented herein. The Exchange Option was anti-dilutive for the three months and the six months ended March 31, 1997.